Exhibit 99.1

DESTINATION MATERNITY CORPORATION
CONTACT:	Judd P. Tirnauer Senior Vice President & Chief Financial Officer (215) 873-2278

For Immediate Release

DESTINATION MATERNITY REPORTS Q1 EARNINGS SIGNIFICANTLY HIGHER THAN PRIOR GUIDANCE AND LAST YEAR, AND INCREASES EARNINGS GUIDANCE FOR FULL YEAR FISCAL 2011

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Company Yesterday Announced Initiation of a Regular Quarterly Cash Dividend and Approval of a Two-For-One Split of its Common Stock

•	Q1 GAAP Diluted EPS of $0.81, a 305% Increase Over Last Year’s Q1 Diluted EPS of $0.20. The Company’s Prior GAAP Diluted EPS Guidance was $0.51-$0.66.

•	Q1 Non-GAAP Adjusted Diluted EPS of $0.88, a 42% Increase Over Last Year’s Q1 Adjusted Diluted EPS of $0.62. The Company’s Prior Non-GAAP Diluted EPS Guidance was $0.56-$0.71.

•

Projected Full Year Fiscal 2011 GAAP Diluted EPS of $3.62-$3.98, a Projected Increase of 37% to 50% Over Fiscal 2010 Full Year GAAP Diluted EPS of $2.65, and an Increase Compared to Prior EPS Guidance of $3.52-$3.87.

•

Projected Full Year Fiscal 2011 Non-GAAP Adjusted Diluted EPS of $3.89-$4.24, a Projected Increase of 14% to 25% Over Fiscal 2010 Full Year Non-GAAP Adjusted Diluted EPS of $3.40, and an Increase Compared to Prior Adjusted Diluted EPS Guidance of $3.76-$4.10.

•	Regular quarterly cash dividend initiated, with first quarterly dividend of $0.35 per share, pre-split, payable March 11, 2011.

•	Two-for-one stock split approved, in the form of a stock dividend payable March 1, 2011.

Philadelphia, PA, January 27, 2011 – Destination Maternity Corporation (Nasdaq: DEST), the world’s leading maternity apparel retailer, today announced operating results for the first quarter of fiscal 2011, which ended December 31, 2010, with its first quarter diluted earnings per share significantly exceeding both its prior earnings guidance and its prior year first quarter earnings results. The Company also increased its earnings guidance for the full year fiscal 2011. In addition, yesterday the Company announced that its Board of Directors has initiated a regular quarterly cash dividend and approved a two-for-one split of its common stock in the form of a stock dividend.

DESTINATION MATERNITY REPORTS FIRST QUARTER FISCAL 2011 RESULTS	Page 2

First Quarter Fiscal 2011 Financial Results

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GAAP net income for the first quarter of fiscal 2011 was $5.2 million, or $0.81 per share (diluted), a significant improvement compared to GAAP net income of $1.3 million, or $0.20 per share (diluted) for the first quarter of fiscal 2010. This first quarter fiscal 2011 GAAP earnings performance was better than the Company’s guidance, provided in its November 18, 2010 press release, of GAAP diluted earnings per share of between $0.51 and $0.66.

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Non-GAAP adjusted net income (before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) for the first quarter of fiscal 2011 was $5.7 million, or $0.88 per share (diluted), an increase of 49% over the comparably adjusted non-GAAP net income for the first quarter of fiscal 2010 of $3.8 million, or $0.62 per share (diluted). This first quarter fiscal 2011 non-GAAP adjusted earnings performance was better than the Company’s guidance, provided in its November 18, 2010 press release, of non-GAAP adjusted diluted earnings per share of between $0.56 and $0.71.

•	Adjusted EBITDA was $13.3 million for the first quarter of fiscal 2011, an increase of 69% over the $7.9 million of Adjusted EBITDA for the first quarter of fiscal 2010.

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Adjusted EBITDA before restructuring and other charges was $13.3 million for the first quarter of fiscal 2011, an increase of 14% over the $11.6 million of Adjusted EBITDA before restructuring and other charges for the first quarter of fiscal 2010.

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Net sales for the first quarter of fiscal 2011 increased 1.2% to $135.4 million from $133.8 million for the first quarter of fiscal 2010 and were at the top end of the Company’s guidance range of $132.5 to $135.5 million provided in November. The increase in sales for the first quarter of fiscal 2011 compared to fiscal 2010 resulted primarily from an increase in comparable store sales, increased sales due to the opening of an additional 217 Sears® and Kmart® leased department locations in September and October 2010, and increased Internet sales, partially offset by decreased sales related to the Company’s continued efforts to close underperforming stores and decreased sales from the Company’s licensed relationship.

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Comparable retail sales (which consists of comparable store sales and Internet sales) for the first quarter of fiscal 2011 increased 2.1% versus a comparable retail sales decrease of 4.4% for the first quarter of fiscal 2010. During the first quarter of fiscal 2011, comparable store sales increased 1.2%, and Internet sales increased 17.9%. The comparable store sales increase of 1.2% during the first quarter of fiscal 2011 exceeded the top end of the Company’s guidance range of down 1.5% to up 0.5% provided in November.

Cash Dividend and Stock Split

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Yesterday the Company announced that its Board of Directors has initiated a regular quarterly cash dividend and approved a two-for-one split of the Company’s common stock in the form of a stock dividend. The first quarterly cash dividend of $0.35 per share pre-split (equivalent to $0.175 per share post-split) is payable March 11, 2011 to stockholders of record at the close of business on February 16, 2011. As a result of the stock split, on March 1, 2011 stockholders of record at the close of business on February 16, 2011 will receive one additional common share for every share held. Upon completion of the split, the number of common shares outstanding will be approximately 12.7 million. All share and per share amounts included in this first quarter fiscal 2011 earnings release are presented on a pre-split basis unless otherwise specifically stated.

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DESTINATION MATERNITY REPORTS FIRST QUARTER FISCAL 2011 RESULTS	Page 3

Restructuring and Other Charges

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Beginning in late fiscal 2008, the Company implemented a significant restructuring and cost reduction program, with the objectives of simplifying its merchandise brand and store nameplate structure, improving and simplifying critical processes, and reducing its expense structure. The Company has substantially completed the planned activities of the initiative and incurred $3.9 million of pretax expense related to this initiative in fiscal 2010, of which $2.5 million was incurred in the first quarter of fiscal 2010. This initiative resulted in pretax savings of approximately $12 million in fiscal 2009, with incremental pretax savings of approximately $11 million in fiscal 2010. The Company projects total annualized pretax savings of approximately $27 to $30 million in fiscal 2011 as a result of this initiative, which includes the savings realized in fiscal 2009 and fiscal 2010.

•

In addition, the Company recorded pretax charges of $1.3 million in the first quarter of fiscal 2010 associated with the retirement of the Company’s President and Chief Creative Officer in September 2010 and the retirement of the Company’s non-executive Chairman of the Board in January 2010.

Retail Locations

The table below summarizes store opening and closing activity for the first quarter of fiscal 2011 and 2010, as well as the Company’s store, total retail location and total international franchised location count at the end of each fiscal period. The increase in leased department locations at December 31, 2010 versus December 31, 2009 predominantly reflects the opening of an additional 217 Sears and Kmart leased department locations in September and October 2010.

	First Quarter Ended
	12/31/10	12/31/09
Store Openings (1)
Total	1	2
Multi-Brand Store Openings	1	1

Store Closings (1)
Total	9	5
Closings Related to Multi-Brand Store Openings	1	2

Period End Retail Location Count (1)
Stores	690	721
Leased Department Locations	1,192	980

Total Retail Locations (1)	1,882	1,701

(1)	Excludes international franchised locations.

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DESTINATION MATERNITY REPORTS FIRST QUARTER FISCAL 2011 RESULTS	Page 4

	First Quarter Ended
	12/31/10	12/31/09
International Franchised Location Openings
Stores	—	1
Shop-in-Shop Locations	13	—

Total International Franchised Location Openings	13	1

Period End International Franchised Location Count
Stores	8	2
Shop-in-Shop Locations	36	7

Total International Franchised Locations	44	9

Commentary

Ed Krell, Chief Executive Officer and President of Destination Maternity Corporation, noted, “We are pleased with the continued increase in the profitability of our business, as well as the improvement of our sales performance for the first quarter of fiscal 2011. Our GAAP diluted earnings per share of $0.81 for the first quarter exceeded the top end of our prior earnings guidance range of $0.51 to $0.66 per share that we provided in our November 18, 2010 press release, and was significantly higher than last year’s first quarter GAAP diluted earnings of $0.20 per share. Our sales performance for the first quarter was at the high end of our sales guidance, with our comparable retail sales increasing 2.1% and our comparable store sales increasing 1.2% for the quarter.

“As we have indicated previously, we are keenly focused on initiatives to drive profitable sales growth, including increasing our comparable store sales, and we are pleased that our comparable store sales and comparable retail sales were positive for the first quarter. Among our other initiatives, the significant expansion of our maternity apparel leased department relationship with Macy’s® will occur in February 2011, through which we will expand from our current 115 Macy’s locations to over 615 Macy’s locations throughout the United States, offering a mix of Motherhood Maternity® and A Pea in the Pod® branded merchandise. This expansion with Macy’s will deepen our position as the leading maternity apparel retailer in the world. In addition, we are focused on continuing to enhance our merchandise assortments, merchandise presentation and customer experience.”

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DESTINATION MATERNITY REPORTS FIRST QUARTER FISCAL 2011 RESULTS	Page 5

Cash Dividend and Stock Split

“Yesterday we announced that our Board of Directors has initiated a regular quarterly cash dividend and approved a two-for-one split of our common stock. Initiating a regular quarterly cash dividend demonstrates the Board's confidence in our Company's financial strength and our prospects for the future, and highlights our strong earnings and cash flow generation and our commitment to continue to drive shareholder value. In addition, we believe that the stock split, combined with the regular quarterly cash dividend, will make our stock even more attractive to a broader range of investors and may increase the trading liquidity of our stock.

“Over the past several years, we have used our free cash flow predominantly to pre-pay debt and, as a result, we have significantly reduced our financial leverage and our interest expense, as reflected by our total debt decreasing from $128.9 million at the end of fiscal 2005 to $45.2 million at the end of fiscal 2010, and our interest expense decreasing from $15.3 million in fiscal 2005 to $3.3 million in fiscal 2010. With this significant reduction in our financial leverage and interest expense, we believe it is now appropriate for us to use a portion of our earnings and cash flow to return cash to our stockholders through a regular quarterly cash dividend which can enhance the total return to our stockholders, while also potentially broadening our investor base.”

Guidance for Fiscal 2011

“Looking forward, we are confident that we can continue to drive significant growth in earnings, while also growing our sales and positioning our company for continued future growth, by continuing to improve our product and customer experience, and continuing to focus on our strategic plan as summarized in our five key goals and strategic objectives discussed later under “Company Strategy.” For fiscal 2011, we look forward to: the expansion into over 500 additional Macy’s locations in February 2011; the continued growth of our Internet and international sales; the continued rollout of our multi-brand Destination Maternity stores; and the continued enhancement of our merchandise assortments, merchandise presentation and customer experience. Given the continued uncertainty as to the timing and extent of a recovery in consumer spending, we continue to plan our sales and inventory conservatively.

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DESTINATION MATERNITY REPORTS FIRST QUARTER FISCAL 2011 RESULTS	Page 6

“Our financial guidance for the full year fiscal 2011 is as follows:

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Net sales in the $560 to $570 million range, representing a projected sales increase of between 5.4% and 7.3% versus fiscal 2010 net sales of $531.2 million. The planned increase in net sales for fiscal 2011 versus fiscal 2010 is driven primarily from the expansion into over 500 additional Macy’s locations in February 2011; the expansion of the Sears and K-Mart relationships, with 217 additional Sears and K-Mart maternity locations added in September and October 2010; and the continued planned growth of our Internet and international sales.

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We are planning continued improvement in our comparable store sales performance, especially in the second half of fiscal 2011. However, it is important to note that our comparable store sales and comparable retail sales will be negatively impacted by our significant Macy’s leased department expansion in February 2011. The following table provides guidance for our projected full year fiscal 2011 comparable store sales and comparable retail sales, both before and after the projected impact of this leased department expansion. Included in the guidance range for comparable retail sales (which consists of comparable store sales and Internet sales) is a projected increase in Internet sales of between 15% and 20% for fiscal 2011.

	Comparable Store Sales	Comparable Retail Sales
Including projected cannibalization impact of leased department expansion	Down 1.5% to Up 0.5%	Down 0.5% to Up 1.5%

Excluding projected cannibalization impact of leased department expansion	Up 0.5% to Up 2.5%	Up 1.5% to Up 3.5%

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Gross margin for fiscal 2011 is expected to increase modestly versus fiscal 2010, primarily driven by leveraging product overhead expenses over a larger planned sales volume, with product cost reductions expected to be recognized for much of the year being partially offset by the expected impact of upward product cost pressures for Summer 2011 and Fall 2011 merchandise to be recognized later in fiscal 2011.

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Total selling, general and administrative (SG&A) expenses are planned to be higher than fiscal 2010 in dollar terms and comparable to fiscal 2010 as a percentage of net sales. The projected SG&A expense increase for the full year primarily results from additional operating expenses resulting from the Macy’s leased department expansion in February 2011 and certain other projected expense increases, including increased marketing expenses, partially offset by expense savings from the Company’s restructuring and cost reduction initiatives.

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Operating income in the $40.9 to $44.9 million range, a projected increase of between 30% and 43% compared to fiscal 2010 operating income of $31.4 million. Operating income before restructuring and other charges is projected in the $41.2 to $45.2 million range, a projected increase of between 11% and 22% compared to fiscal 2010 operating income, before restructuring and other charges, of $37.1 million.

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GAAP diluted earnings per share of between $3.62 and $3.98 per share for fiscal 2011, a projected increase of between 37% and 50% compared to earnings of $2.65 per share (diluted) for fiscal 2010. This guidance range for fiscal 2011 GAAP diluted earnings per share of $3.62 to $3.98 is higher than the prior guidance range of $3.52 to $3.87 provided by the Company in its November 18, 2010 press release.

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DESTINATION MATERNITY REPORTS FIRST QUARTER FISCAL 2011 RESULTS	Page 7

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Non-GAAP adjusted diluted earnings per common share (before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) is projected to be between $3.89 and $4.24 per share for fiscal 2011, a projected increase of between 14% and 25% versus non-GAAP adjusted diluted earnings per share of $3.40 per share for fiscal 2010, and higher than the Company’s prior guidance range of $3.76 to $4.10.

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Adjusted EBITDA in the $58.0 to $62.0 million range, a projected increase of between 20% and 28% compared to the fiscal 2010 Adjusted EBITDA of $48.3 million. Adjusted EBITDA before restructuring and other charges is projected in the $58.3 to $62.3 million range, a projected increase of between 8% and 15% versus the fiscal 2010 figure of $54.0 million.

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Open approximately 12 to 19 new stores during the year, including approximately 6 to 12 new multi-brand Destination Maternity stores, and close approximately 45 to 62 stores, with approximately 12 to 24 of these planned store closings related to openings of new Destination Maternity stores.

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Capital expenditures planned at between $15 and $18 million compared to fiscal 2010 capital expenditures of $10.4 million. After deducting projected tenant construction allowance payments to us from store landlords, the Company expects net cash outlay for capital projects to be between $10 million and $12 million, compared to $7.4 million in fiscal 2010.

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Inventory at fiscal 2011 year end planned to be approximately 4-8% higher (approximately $3 to $6 million higher) than fiscal 2010 year end, primarily due to inventory increases related to the Macy’s expansion.

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Given these assumptions, the Company plans to generate free cash flow (defined as net cash provided by operating activities minus capital expenditures) of approximately $13 to $19 million for the full year fiscal 2011.

“We expect our comparable store sales for the full month of January to decrease between 0.5% and 3.0% on a reported basis, and to be between a decrease of 2.0% and an increase of 0.5% after adjusting for the “days adjustment calendar shift,” reflecting one less Friday in January 2011 compared to January 2010. We expect our comparable retail sales for the full month of January to be between a decrease of 1.0% and an increase of 2.0% after adjusting for the “days adjustment calendar shift.”

“Our financial guidance for the second quarter of fiscal 2011 is as follows:

•	Net sales in the $134 to $137 million range.

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Comparable store sales decrease of between 0.5% and 2.5% on a reported basis (including the projected cannibalization impact of the Macy’s leased department expansion) and an increase in Internet sales of between 15% and 20%. Excluding the projected cannibalization impact of the Macy’s leased department expansion, comparable store sales are projected to be between a decrease of 1.0% and an increase of 1.0%, with comparable retail sales projected to be between flat and an increase of 2.0%.

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DESTINATION MATERNITY REPORTS FIRST QUARTER FISCAL 2011 RESULTS	Page 8

•	GAAP diluted earnings per common share of between $0.60 and $0.71 per share, a significant projected improvement versus GAAP diluted earnings per share of $0.42 for the second quarter of fiscal 2010.

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Non-GAAP adjusted diluted earnings per common share (before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) of between $0.64 and $0.75 per share, versus comparably adjusted non-GAAP diluted earnings per share of $0.61 for the second quarter of fiscal 2010.

Company Strategy

Mr. Krell added, “As we plan and execute our business for both the coming year and beyond, we continue to be guided by our five key goals and strategic objectives:

1.	Be a profitable global leader in the maternity apparel business, treating all our partners and stakeholders with respect and fairness.

2.	Increase the profitability of our U.S. business, focusing on the following:

a.	Increase comparable store sales, through continued improvement of merchandise assortments, merchandise presentation and customer experience, providing a more shoppable store environment for our customers, and through enhanced marketing and advertising.

b.	Reduce our expenditures and continue to be more efficient in operating our business—streamline, simplify and focus.

c.	Continue to expand our multi-brand Destination Maternity store chain where ROI hurdles are met, with the goal of operating fewer but larger stores over time.

d.	Continue to close underperforming stores.

3. In addition to achieving increased comparable store sales, we aim to grow our sales where we can do so profitably, including the following areas of focus:

a.	International expansion

b.	Potential growth of our leased department and licensed relationships

c.	Increased utilization of the Internet to drive sales, targeting both increased direct Internet sales and enhanced web marketing initiatives to drive store sales

d.	Selective new store openings and relocations in the U.S. and Canada

e.	Continued focus on enhancing our overall customer relationship, including our marketing partnership programs.

4.	Focus on generating free cash flow to drive increased shareholder value.

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DESTINATION MATERNITY REPORTS FIRST QUARTER FISCAL 2011 RESULTS	Page 9

5.	Maintain and intensify our primary focus on delivering great maternity apparel product and service in each of our brands and store formats, to serve the maternity apparel customer like no one else can.”

Mr. Krell concluded, “We feel very good about our Company’s position and the actions we have taken to improve the profitability of our business and generate increased shareholder value, even in the face of a challenging sales environment, while also making investments and pursuing targeted initiatives for profitable future sales growth. We are proud of what we have accomplished in the past two years to significantly improve our operating results, our financial position, and our outlook. At the same time, we have not been satisfied with our sales performance, although we recognize that over the past two to three years we have faced the dual challenges of a deep recession and a 6.0% decrease in births in the United States. We are focused on turning around our sales performance through initiatives to continue to enhance our merchandise assortments, merchandise presentation and customer experience, and we are cautiously optimistic that we may be starting to see some initial signs of this turnaround, as evidenced by our positive comparable store sales for the first quarter. We are confident in our ability to continue to manage our business through this uncertain consumer environment and to continue to drive near term improvements while also making progress towards our longer term goals.”

Conference Call Information

As announced previously, the Company will hold a conference call today at 9:00 a.m. Eastern Time, regarding the Company’s first quarter fiscal 2011 earnings and future financial guidance. You can participate in this conference call by calling (800) 901-5231. Please call ten minutes prior to 9:00 a.m. Eastern Time. The conference call (listen only) will also be available on the investor section of our website at http://investor.destinationmaternity.com. The passcode for the conference call is “79373208.” In the event that you are unable to participate in the call, a replay will be available through Thursday, February 10, 2011 by calling (888) 286-8010. The passcode for the replay is “94896169.”

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. In the United States and Canada, as of December 31, 2010, Destination Maternity operates 1,882 retail locations, including 690 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood™ collection through a licensed arrangement at Kohl’s® stores throughout the United States and on Kohls.com. In addition, Destination Maternity is expanding internationally and has exclusive store franchise and product supply relationships in India and the Middle East.

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DESTINATION MATERNITY REPORTS FIRST QUARTER FISCAL 2011 RESULTS	Page 10

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding the continuation of the regular quarterly cash dividend, the trading liquidity of our common stock, earnings, net sales, comparable retail sales, comparable store sales, Internet sales, other results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and on apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully implement our merchandise brand and retail nameplate restructuring, the success of our international expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base, unusual weather patterns, changes in consumer preferences, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, anticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, changes in market interest rates, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.

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DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	First Quarter Ended
	12/31/10	12/31/09
Net sales	$135,435	$133,771
Cost of goods sold	62,502	62,077

Gross profit	72,933	71,694
Gross margin	53.9%	53.6%
Selling, general and administrative expenses (SG&A)	63,504	63,933
SG&A expenses as a percentage of net sales	46.9%	47.8%
Store closing, asset impairment and asset disposal expenses	243	688
Restructuring and other charges	—	3,777

Operating income	9,186	3,296
Interest expense, net	644	955
Loss on extinguishment of debt	9	30

Income before income taxes	8,533	2,311
Income tax provision	3,285	1,055

Net income	$5,248	$1,256

Net income per share – basic (1)	$0.84	$0.21

Average shares outstanding – basic (1)	6,254	6,048

Net income per share – diluted (1)	$0.81	$0.20

Average shares outstanding – diluted (1)	6,497	6,223

Supplemental information:
Net income, as reported	$5,248	$1,256
Add: restructuring and other charges, net of tax	—	2,304
Add: stock compensation expense, net of tax	465	269
Add: loss on extinguishment of debt, net of tax	6	18

Adjusted net income, before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt	$5,719	$3,847

Adjusted net income per share – diluted, before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt (1)	$0.88	$0.62

(1)	Does not reflect the effect of the two-for-one stock split payable March 1, 2011.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Selected Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	December 31, 2010	September 30, 2010	December 31, 2009
Cash and cash equivalents	$35,976	$24,633	$14,273
Inventories	72,287	80,735	74,161
Property, plant and equipment, net	58,255	58,702	62,642
Line of credit borrowings	—	—	—
Total debt	42,266	45,161	51,138
Net debt (1)	6,290	20,528	36,865
Stockholders’ equity	77,717	71,598	51,988

(1)	Net debt represents total debt minus cash and cash equivalents and short-term investments.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information

Reconciliation of Operating Income to Adjusted EBITDA(1)

and Adjusted EBITDA Before Restructuring and Other Charges,

and Operating Income Margin to Adjusted EBITDA Margin

and Adjusted EBITDA Margin Before Restructuring and Other Charges

(in thousands, except percentages)

(unaudited)

	First Quarter Ended
	12/31/10	12/31/09
Operating income	$9,186	$3,296
Add: depreciation and amortization expense	3,144	3,441
Add: loss on impairment of long-lived assets	129	675
Add: loss on disposal of assets	70	3
Add: stock compensation expense	745	441

Adjusted EBITDA (1)	13,274	7,856
Add: restructuring and other charges	—	3,777

Adjusted EBITDA before restructuring and other charges	$13,274	$11,633

Net sales	$135,435	$133,771

Operating income margin (operating income as a percentage of net sales)	6.8%	2.5%
Adjusted EBITDA margin (Adjusted EBITDA as a percentage of net sales)	9.8%	5.9%
Adjusted EBITDA margin before restructuring and other charges (Adjusted EBITDA before restructuring and other charges as a percentage of net sales)	9.8%	8.7%

(1)	Adjusted EBITDA represents operating income before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss on disposal of assets; and (iv) stock compensation expense.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Consolidated Statement of Income

For the Twelve Months Ended December 31, 2010

(in thousands, except percentages and per share data)

(unaudited)

Net sales	$532,856
Cost of goods sold	240,591

Gross profit	292,265
Gross margin	54.8%
Selling, general and administrative expenses (SG&A)	251,224
SG&A expenses as a percentage of net sales	47.1%
Store closing, asset impairment and asset disposal expenses	1,837
Restructuring and other charges	1,881

Operating income	37,323
Interest expense, net	2,989
Loss on extinguishment of debt	30

Income before income taxes	34,304
Income tax provision	13,483

Net income	$20,821

Net income per share – basic (1)	$3.36

Average shares outstanding – basic (1)	6,204

Net income per share – diluted (1)	$3.25

Average shares outstanding – diluted (1)	6,415

Supplemental information:
Net income, as reported	$20,821
Add: restructuring and other charges, net of tax	1,168
Add: stock compensation expense, net of tax	1,400
Add: loss on extinguishment of debt, net of tax	19

Adjusted net income, before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt	$23,408

Adjusted net income per share – diluted, before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt (1)	$3.65

(1)	Does not reflect the effect of the two-for-one stock split payable March 1, 2011.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Reconciliation of Operating Income to Adjusted EBITDA

and Adjusted EBITDA Before Restructuring and Other Charges,

and Operating Income Margin to Adjusted EBITDA Margin

and Adjusted EBITDA Margin Before Restructuring and Other Charges

For the Twelve Months Ended December 31, 2010

(in thousands, except percentages)

(unaudited)

Operating income	$37,323
Add: depreciation and amortization expense	12,619
Add: loss on impairment of long-lived assets	1,319
Add: loss on disposal of assets	263
Add: stock compensation expense	2,240

Adjusted EBITDA	53,764
Add: restructuring and other charges	1,881

Adjusted EBITDA before restructuring and other charges	$55,645

Net sales	$532,856

Operating income margin	7.0%
Adjusted EBITDA margin	10.1%
Adjusted EBITDA margin before restructuring and other charges	10.4%

Reconciliation of Net Income Per Share—Diluted

to Adjusted Net Income Per Share – Diluted,

Before Restructuring and Other Charges, Stock Compensation

Expense, and Loss on Extinguishment of Debt

(unaudited)

	Projected for the Year Ending 9/30/11(1) (2)	Actual for the Year Ended 9/30/10(2)
Net income per share - diluted (3)	$3.62 to 3.98	$2.65
Add: per share effect of restructuring and other charges	0.03	0.55
Add: per share effect of stock compensation expense	0.23	0.19
Add: per share effect of loss on extinguishment of debt	0.01	0.01

Adjusted net income per share - diluted, before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt (3)	$3.89 to 4.24	$3.40

(1)	Components do not add to total due to rounding.
(2)	Does not reflect the effect of the two-for-one stock split payable March 1, 2011.
(3)	Projected net income and projected adjusted net income per share – diluted for the year ending September 30, 2011 are based on approximately 6,535,000 to 6,571,000 projected average diluted shares outstanding.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Reconciliation of Net Income Per Share – Diluted

to Adjusted Net Income Per Share – Diluted,

Before Restructuring and Other Charges, Stock Compensation

Expense, and Loss on Extinguishment of Debt

(unaudited)

	Projected for the Second Quarter Ending 3/31/11(1)	Actual for the Second Quarter Ended 3/31/10(1)
Net income per share - diluted (2)	$ 0.60 to 0.71	$0.42
Add: per share effect of restructuring and other charges	—	0.14
Add: per share effect of stock compensation expense	0.04	0.05

Adjusted net income per share - diluted, before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt (2)	$ 0.64 to 0.75	$0.61

(1)	Does not reflect the effect of the two-for-one stock split payable March 1, 2011.

(2)	Projected net income and projected adjusted net income per share – diluted for the second quarter ending March 31, 2011 are based on approximately 6,497,000 to 6,546,000 projected average diluted shares outstanding.

Reconciliation of Operating Income to Adjusted EBITDA

and Adjusted EBITDA Before Restructuring and Other Charges

(in millions, unaudited)

	Projected for the Year Ending 9/30/11	Actual for the Year Ended 9/30/10
Operating income	$ 40.9 to 44.9	$31.4
Add: depreciation and amortization expense	12.9	12.9
Add: loss on impairment of long-lived assets and loss on disposal of assets	1.7	2.1
Add: stock compensation expense	2.5	1.9

Adjusted EBITDA	58.0 to 62.0	48.3
Add: restructuring and other charges	0.3	5.7

Adjusted EBITDA before restructuring and other charges	$ 58.3 to 62.3	$54.0

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